CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Linda Zecher, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Evolve Software, Inc. on Form 10-Q, as amended, for the quarter ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q, as amended, fairly presents in all material respects the financial condition and results of operations of Evolve Software, Inc.

By: /s/ LINDA ZECHER Name: Linda Zecher Title: President and Chief Executive Officer

I, Art Taylor, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Evolve Software, Inc. on Form 10-Q, as amended, for the for the quarter ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q, as amended, fairly presents in all material respects the financial condition and results of operations of Evolve Software, Inc.

By: /s/ ARTHUR T. TAYLOR Name: Arthur T. Taylor Title: Chief Financial Officer and Vice President

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